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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 31, 2001
(Date of earliest event reported)

FLOW INTERNATIONAL CORPORATION
(Exact name of Registrant as specified in its charter)

Washington	2-81315	91-1104842
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

23500 - 64th Avenue South, Kent, Washington 98032
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code:
 (253) 850-3500

Total number of pages: 3
Page on which exhibit index appears: 2

ITEM 5. Other Events

    Flow International Corporation announced that it had closed a $35 million, 7-year financing with The John Hancock Life Insurance Company, which will be used to pay down part of its existing senior debt, increase its borrowing capacity and continue to expand its product and marketing programs for Fresher Under Pressure.

Exhibits

4.1
Note Purchase Agreement dated as of April 30, 2001

4.2
Warrant to Purchase Shares of Common Stock of Flow International Corporation

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date June 12, 2001	FLOW INTERNATIONAL CORPORATION

By:
/s/ JOHN S. LENESS John S. Leness General Counsel and Corporate Secretary

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  ITEM 5. Other Events
SIGNATURES